SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.

                               FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 22, 2002

                   RIDGEWOOD ELECTRIC POWER TRUST V
           (Exact name of registrant as specified in charter)

  Delaware                   0-24143                   22-3437351
(State or other            (Commission               (IRS Employer
jurisdiction of             File Number)              Identification
organization)                                                  No.)

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (201) 447-9000



Item 2. Acquisition or Disposition of Assets

Beginning in late 1999, the Trust and The Ridgewood Power Growth Fund ("Growth Fund") began negotiations with Synergics, Inc. ("Synergics") to buy nine existing hydroelectric generating plants (the "Synergics Projects"). In the course of negotiations and due diligence, the Trust and the Growth Fund learned that one of Synergics' lenders had declared a payment default against Synergics and that the lender had agreed to discharge the debt at a substantial discount from the face amount if payment were made by the end of April 2000. In order to preserve the benefit of the lender's offer and to allow completion of the acquisition on favorable terms, the Trust and the Growth Fund, through a joint venture, acquired the debt from the lender on April 28, 2000 for a payment of $17 million to the lender. The Trust supplied $5 million of the capital used by the joint venture to acquire the debt and the Growth Fund supplied the remaining $12 million. The Trust and the Growth Fund own the joint venture in proportion to the capital each supplied and neither will have preferred rights over the other.

On November 22, 2002, through another joint venture owned in the same proportion as the joint venture that acquired the debt of Synergics, the Trust and Growth Fund acquired 100% of the outstanding stock of Synergics. The former shareholders of Synergics Inc. received 100% of the outstanding shares of a subsidiary of Synergics in exchange for selling the stock of Synergics to the Trust and Growth Fund.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RIDGEWOOD ELECTRIC POWER TRUST V


Date:  November 27, 2002           By /s/ Christopher I. Naunton
                                      Christopher I. Naunton,
                                      Vice President
                                      and Chief Financial Officer